Exhibit 31.2

MOLECULAR TEMPLATES, INC.

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Adam Cutler, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Molecular Templates, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 13, 2019

/s/ Adam Cutler
Adam Cutler
Chief Financial Officer